Exhibit 99.2

Third Amendment to

Credit Agreement (364-Day)

     This Third Amendment to Credit Agreement (364-Day) (this “Amendment") is dated as of April 7, 2005 by and among Alliance Data Systems Corporation (the “Borrower"), the Guarantor party hereto, the Banks party hereto, and Harris Trust and Savings Bank, as Administrative Agent and Letter of Credit Issuer.

w i t n e s s e t h:

     Whereas, the Borrower, the Guarantor, the Banks, and the Administrative Agent have heretofore executed and delivered a Credit Agreement (364-Day) dated as of April 10, 2003 (as amended by the First Amendment thereto dated as of April 8, 2004 and the Second Amendment thereto dated as of October 21, 2004, the “Credit Agreement"); and

     Whereas, the Borrower, the Guarantor, the Banks and the Administrative Agent desire to amend the Credit Agreement to (i) extend the Maturity Date to April 6, 2006 and (ii) and to make certain other amendments to the Credit Agreement as set forth herein;

     Now, Therefore, for good and valuable consideration the receipt of which is hereby acknowledged, the Borrower, the Guarantor, the Banks and the Administrative Agent hereby agree as follows:

     1. The definition of “Maturity Date” contained in Section 1.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

          “Maturity Date” means April 6, 2006.

     2. The pricing grid set forth in Appendix I to the Credit Agreement is hereby amended in its entirety and as so amended shall read as follows:

Status	Level I	Level II	Level III
Senior Leverage Ratio	<1.00	≥1.00<1.50	≥1.50
Euro-Dollar Margin	0.50%	0.75%	1.00%
Applicable Commitment Fee Percentage	.10%	.125%	.15%

     3. This Amendment shall become effective as of the opening of business on April 7, 2005 (the “Effective Time") subject to the conditions precedent that on or before such date:

     (a) the Administrative Agent shall have received counterparts hereof executed by the Borrower, the Guarantor and the Banks;

     (b) the Administrative Agent shall have received certified copies of resolutions of the boards of directors of the Borrower and the Guarantor authorizing the execution and delivery of this Amendment, indicating the authorized signers of this Amendment and the specimen signatures of such signers;

     (c) an opinion of counsel to the Borrower and Guarantor in form reasonably acceptable to the Administrative Agent and covering such matters relating to the transactions contemplated hereby as the Administrative Agent or the Required Banks may reasonably request; and

     (d) the Administrative Agent shall have received for the ratable account of the Banks an amendment fee equal to 0.10% of each Bank’s Commitment.

     If this Amendment becomes effective, the changes in the Euro-Dollar Margin and Applicable Commitment Fee Percentage shall take effect on April 7, 2005 and on each day thereafter, but any payment of interest or fees due on or after April 7, 2005 with respect to any amounts owing for any period prior thereto shall be computed on the basis of the Euro-Dollar Margin and Applicable Commitment Fee Percentage, as applicable, in effect prior to such effectiveness.

     4.1. To induce the Administrative Agent and the Banks to enter into this Amendment, the Borrower represents and warrants to the Administrative Agent and the Banks that: (a) the representations and warranties contained in the Credit Agreement are true and correct in all material respects as of the date hereof with the same effect as though made on the date hereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date); (b) no Default or Event of Default exists; (c) this Amendment has been duly authorized by all necessary corporate proceedings and duly executed and delivered by the Borrower and the Credit Agreement, as amended by this Amendment, is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity; and (d) no consent, approval, authorization, order, registration or qualification with any governmental authority is required for, and the absence of which would adversely affect, the legal and valid execution and delivery or performance by the Borrower of this Amendment or the performance by the Borrower of the Credit Agreement, as amended by this Amendment.

     4.2. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

     4.3. Except as specifically provided above, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. The execution, delivery, and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power, or remedy of the Administrative Agent or any Bank under the Credit Agreement or any Note, nor constitute a waiver or modification of any provision of any of the Credit Agreement or any Note.

     4.4. This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the law of the State of New York.

[Signature Pages to Follow]

     In Witness Whereof, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

Alliance Data Systems Corporation, as Borrower
By:	/s/ Robert P. Armiak
	Name:	Robert P. Armiak
	Title:	Sr. VP., Treasurer

ADS Alliance Data Systems, Inc., as a Guarantor
By:	/s/ Robert P. Armiak
	Name:	Robert P. Armiak
	Title:	Sr. VP., Treasurer

S-1	[Third Amendment 364-Day]

Harris Trust and Savings Bank, individually, as Letter of Credit Issuer and as Administrative Agent
By:	/s/ Peter Stack
	Name:	Peter Stack
	Title:	Director

S-2	[Third Amendment 364-Day]

SunTrust Bank
By:	/s/ Nora G. Brown
	Name:	Nora G. Brown
	Title:	Vice President

S-3	[Third Amendment 364-Day]

Wachovia Bank, N.A.
By:	/s/ Michael Romanzo
	Name:	Michael Romanzo, CFA
	Title:	Vice President

S-4	[Third Amendment 364-Day]

JPMorgan Chase Bank
By:	/s/ Mike Lister
	Name:	Mike Lister
	Title:	Senior Vice President

S-5	[Third Amendment 364-Day]

Huntington National Bank
By:	/s/ Steven P. Clemens
	Name:	Steven P. Clemens
	Title:	Vice President

S-6	[Third Amendment 364-Day]

Credit Suisse First Boston acting through its Cayman Islands Branch
By:	/s/ [ILLEGIBLE]
	Name:	[ILLEGIBLE]
	Title:	Director

By:	/s/ Denise L. Alvarez
	Name:	Denise L. Alvarez
	Title:	Associate

S-7	[Third Amendment 364-Day]

US Bank National Association
By:	/s/ David F. Higbee
	Name:	David F. Higbee
	Title:	Vice President

S-8	[Third Amendment 364-Day]

Union Bank of California, N.A.
By:	/s/ Clifford F. Cho
	Name:	Clifford F. Cho
	Title:	Vice President

S-9	[Third Amendment 364-Day]

Fifth Third Bank, an Ohio banking corporation
By:	/s/ Kristie L. Nicolosi
	Name:	Kristie L. Nicolosi
	Title:	Assistant Vice President

S-10	[Third Amendment 364-Day]

Barclays Bank PLC
By:	/s/ Allison McGuigan
	Name:	Allison McGuigan
	Title:	Associate Director

S-11	[Third Amendment 364-Day]

Bank Hapoalim
By:	/s/ James P. Surless /s/ Laura Anne Raffa
	Name:	James P. Surless Laura Anne Raffa
	Title:	Vice President Executive Vice President & Corporate Manager

S-12	[Third Amendment 364-Day]